POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael R. Johns, Pamela D. Roberts, Sara Rogers and Traci L. Sowersby, or any one of them acting singly and with full power of substitution, as the undersigned's true and lawful attorneys-in-fact, for such period of time that the undersigned is required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), as a director or an executive officer of ArcBest Corporation and any successor corporation to:

       (1)	execute for and on behalf of the undersigned Forms 3,
4 and 5 (including any amendments thereto) in accordance with
Section 16(a) of the Exchange Act and the rules thereunder;

       (2)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 (or any amendments thereto) and the timely filing of such form with the United
States Securities and Exchange Commission and any other authority as required by law; and

       (3)	take any other action of any type whatsoever in
       connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in its discretion.

       The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform all and every act requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned could do if personally present, with full power of substitution, hereby ratifying and confirming all that such attorneys-in-fact, or their substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or other applicable securities laws or rules.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 8th day of July, 2021.


							/s/ Seth Runser
							Seth Runser

4839-1076-0688.1